Consulting Services Contract

among

Can-Am Ethanol One, Inc.

MEMS USA, Inc.

and

Accelon Energy System, Inc.

Biomass to Ethanol Plant

Contract No. CA-05-020705

CONSULTING SERVICES CONTRACT

TABLE OF CONTENTS

Page No.

1: SCOPE OF WORK 1
2: CONDUCT OF WORK 1
3: TERM OF CONTRACT 1
4: RELATIONSHIP OF PARTIES 1
5: CONTRACTOR'S PERSONNEL 2
6: REPRESENTATIVES 2
7: COMPENSATION 2
8: INVOICES 3
9: AUDITS 3
10: TAXES 4
11: RECIPRICAL CONFIDENTIALITY 4
12: INTELLECTUAL PROPERTY 5
13: LIABILITY FOR ERRORS 6
14: INSURANCE 6
15: REMEDIES 7
16. NOTICES 8
17: ASSIGNMENTS 8
18: ENTIRE CONTRACT 9
19: WAIVER OF RIGHTS 9
20: RESOLUTION OF DISPUTES 9
21: COMPLIANCE WITH LAWS 9
22: LIENS, ATTACHMENTS, AND ENCUMBRANCES 9
23: FORCE MAJEURE 10
24: THIRD PARTY BENEFICIARY 10
25: SUCCESSORS AND ASSIGNS 10
26: ADDITIONAL EXHIBITS AND ATTACHMENTS 11
26: CONTRACT TERMINATION 11
27: SURVIVAL 11
28: TERMINATION 11
29: TERMINATION DISPUTES 13
30: AMENDMENT 13
31: HEADINGS 13
32: COUNTERPARTS 13

EXHIBIT "A" Scope of Work
EXHIBIT "B" Change Order
EXHIBIT "C" [RESERVED]
EXHIBIT "D" – Compensation

TABLE OF CONTENTS (Cont'd)

EXHIBIT "E" –	Provisions Regarding Equal Employment Opportunity
EXHIBIT "F" –	Substance Abuse Policy
EXHIBIT "G" –	Minimum Health, Safety, and Environmental Requirements
EXHIBIT "H" –	Non-Harassment Policy

CONSULTING SERVICES CONTRACT

THIS CONTRACT (hereinafter "Contract") is made among Can-Am Ethanol One, Inc. (hereinafter referred to as "Company") Accelon Energy System, Inc. and MEMS USA INC, (hereinafter referred to as "Contractors").

WHEREAS, Company desires the performance of certain consulting services under this Contract (hereinafter referred to as the "Work"); and

WHEREAS, Contractors are engaged in the business of performing such Work and will provide fully trained and competent personnel to perform the Work pursuant to the terms contained in the Contract.

NOW THEREFORE, Company and Contractors, each in consideration of the other's promises herein, agree as follows:

ARTICLE 1: SCOPE OF WORK

1.01 Contractors will begin no later than January 1, 2005 to perform the Work generally described in Exhibit "A," "Scope of Work," attached hereto and made a part hereof. From time to time Company's representative(s) may clarify, modify, expand, or reduce the Work by a written Change Order, an example in the form of Exhibit "B" attached hereto and made a part hereof, with the written consent of the Company. Contractor(s) will, for additional fees to be negotiated in good-faith, comply with directions in such Change Orders, provided that Contractor(s) will not be required to perform Work which is beyond the general Scope of Work described in Exhibit "A."

ARTICLE 2: CONDUCT OF WORK

2.01 Contractor(s) will utilize its best efforts to perform the Work expeditiously in a diligent, skillful, safe and workmanlike manner, and in accordance with good industry standards. Time is of the essence to this Contract. Contractors and Company will use all reasonable efforts to achieve those results in a timely fashion. Reasonable time extensions may be extended by a Change Order, if the company deems this necessary.

ARTICLE 3: TERM OF CONTRACT

3.01 This Contract shall begin effective January 1, 2005, and continue until all Work is completed as specified in Exhibit "A" together with any written modifications thereof by way of Change Order(s) in accordance with the terms hereof.

ARTICLE 4: RELATIONSHIP OF PARTIES

4.01 In the best efforts performance of the Work, Contractors are independent contractors, who shall control the details of the Work and shall be responsible for the results as well as responsible for ensuring that the Work is conducted in a manner consistent with appropriate health, safety, and environmental considerations including, but not limited to, the

Company's policies thereon, as attached in Exhibit I. The presence of and the observation and inspection of Company's representative(s) of the Work shall not relieve Contractors from Contractors best efforts obligations and responsibilities under this Contract. No Contractor's employees, agents, representatives, or subcontractors shall have authority to commit Company or any of Company's Affiliates (as hereinafter defined) to any binding legal obligation. This can only be done by one of the directors of the company, i.e. Can-Am Ethanol One, Inc.

ARTICLE 5: CONTRACTOR(S) PERSONNEL

5.01 Contractor(s) will assign personnel in the numbers and/or classifications as Contractor(s), in its/their own business judgment, deem(s) necessary. The compensation of Contractor's(s') personnel shall be determined by the individual Contractor(s). Contractor(s) shall select all personnel who are duly qualified, efficient, and experienced in their respective capacities.

ARTICLE 6: REPRESENTATIVES

6.01 Company's representative shall be empowered to act on behalf of Company concerning all matters relating to the Work. Each Contractor(s) shall designate one (1) of their personnel as their representative who shall be in charge of Contractors' personnel and be empowered to act on behalf of Contractor concerning all matters relating to the Work.

ARTICLE 7: COMPENSATION

7.01 Contractor(s) shall be paid in full, with complete satisfaction, all sums owed with respect to the Work, (i.e., actual costs incurred plus the appropriate overhead and fee rates). If, with the approval of the Company, Work is performed which is not listed in Exhibits "A" or "B," then Contractor(s) will be paid amounts mutually agreed upon by Company and Contractor(s) in a Change Order. Contractor(s) shall promptly notify Company if required Change Order Work would result in sums due above said amounts, and Contractor(s) shall not perform Work which would result in sums due above said amount unless said amendment has been executed.

ARTICLE 8: INVOICES

8.01 Contractor(s) will submit invoices monthly to the following address:

Can-Am Ethanol One, Inc.
5498- 267 St., Suite 102
Langley, B.C. Canada V4W 3S8

8.02 Contractor(s) will identify each invoice with the Contract Number (CA-05-020705), and the Project Name (Biomass-to-Ethanol Plant). Contractor(s) also will submit all documentation, including but not limited to time reports approved by the Company's representative, reasonably required by the Company to substantiate all invoices. Company will pay the undisputed portion of any invoice within thirty (30) days after receipt to Contractor(s) at the following addresses:

A. MEMS USA, Inc.
5701 Lindero Canyon Boulevard
Building 2-100
Westlake Village, CA. 91362
Attention: Richard York

B. Accelon Energy System, Inc.
5498- 267 St., Suite 102
Langley, B.C. Canada V4W 3S8

ARTICLE 9: AUDITS

9.01 Company may, upon its request, inspect and audit any and all financial books, supporting records, or any other documentation of a business (hereinafter referred to as "Documentation") of Contractor(s) and any subcontractors relating to the performance of this Contract; provided, however, Contractor(s) and subcontractors shall have the right to exclude all intellectual property, including, without limitation, any trade secrets or proprietary formulas, however derived and from any source, from such inspection and audit. For purposes of this Section 9.01, intellectual property, trade secrets and proprietary formulas shall not include any financial information or data directly related to the Contract. The right to inspect and audit by the Company under the provisions hereof shall include access to information, verbal or otherwise, from personnel of Contractor(s) or their subcontractors.

9.02 The Contractor(s) and their subcontractors agree to maintain complete and correct Documentation relating to the Work performed hereunder and to make such Documentation available to Company for inspection and audit at any time or times during the course of this Contract and up to two (2) years subsequent to the end of the calendar year in which the final invoice was paid or as may be required by any regulatory authority with jurisdiction over these transactions.

9.03 The Company may exercise its rights hereunder at its sole discretion by using its personnel or by using independent accountants.

9.04 The Company shall pay the costs of any audits should the value discrepancy be 10% or less. If the value discrepancy is greater than 10%, the Contractor(s) shall pay the audit costs incurred. Settlement shall be made to Company or Contractors for any exceptions verified and documented during audit(s) performed under Sections 9.01 and/or 9.02. The responsible party shall make every reasonable effort to make settlement to the other party within thirty (30) days from the date of issuance of the audit report.

ARTICLE 10: TAXES

10.01 **Each Contractor shall be responsible for, and shall indemnify and hold Company harmless from, the reporting, filing and payment of any taxes (arising out of Contractor's or Contractor's subcontractor's performance of this Contract), duties, charges or fees (and any related fines, penalties, or interest) imposed (except as provided in Section 10.02 herein) directly or indirectly on Contractor or its subcontractors, shareholder(s), employees, agents, or representatives as a result of Contractor's(s') performance under this Contract in all jurisdictions. Company may withhold from sums otherwise due Contractor under this Contract any taxes or amounts required by applicable law to be withheld and paid to the appropriate taxing authorities, and Company shall provide the Contractor with all receipts evidencing the payment to such authorities of the taxes or amounts so withheld.**

10.02 The payments provided for in Exhibit "D" are exclusive of any import duties, value added taxes or sales/service taxes which may be imposed on such payments by the taxing authorities having jurisdiction. Subject to Company's right to verify that such taxes apply to the payments made hereunder, and subject to Company's right to verify Contractor(s) payment of such taxes to the appropriate taxing authorities, Company shall pay Contractor(s) the amount(s) of such taxes upon receipt of invoice including the amount(s) of such taxes, which invoice is issued in compliance with the applicable tax laws. Contractor(s) shall use its/their best efforts to avail itself/themselves of any and all exemptions from and/or reductions of such taxes.

ARTICLE 11: RECIPRICAL CONFIDENTIALITY

11.01 Company and Contractor(s) must treat as confidential and proprietary all Confidential Information (as defined in Section 12.01), unless such information:

11.01.01 is or becomes generally available to the public through no wrongful act of Contractor(s) or Company;

11.01.02 was in the possession of Company or Contractor(s) prior to the time it was acquired hereunder and was not acquired, directly or indirectly, from Company or from others under an obligation of secrecy;

11.01.03 is independently made available as a matter of right to Company or Contractor(s) by a third party without obligations of secrecy, provided that Contractor(s) reasonably believe(s) such third party did not acquire such information confidentially from Company or Contractor(s);

11.01.04 is compelled by law to be divulged, provided that Company or Contractor(s) must notify Company or Contractor(s) prior to any disclosure, and must assist Company or Contractor(s) in minimizing the extent of disclosure.

11.02 Contractor(s) and Company must not disclose Confidential Information to any third party or use it or any part thereof except in the performance of Work. Company and Contractor(s) agree(s) to limit access to Confidential Information to its/their employees, agents, representatives, and subcontractors who reasonably require such access for purposes of this Contract. Company and Contractor(s) agree(s) to use its/their best efforts in requiring that its/their employees, agents, representatives, and subcontractors to maintain Confidential Information in strict confidence. Company and Contractor(s) must not make nor permit the making of any copies, abstracts, derivatives, or summaries of any Confidential Information, except in the performance of the Work.

11.03 No press release or other public announcement or public disclosure having or containing any reference, either directly or by implication, to this Contract or the transactions herein contemplated, or to Company or the Contractor(s) will be made or used by any party to this Contract on its behalf, unless the same has been mutually approved in writing by an authorized officer of Company and each of the Contractor(s).

ARTICLE 12: INTELLECTUAL PROPERTY

12.01 Background Data. "Data" means any information embodied in any tangible form including, but not limited to, a work of authorship, a process diagram, a drawing, a blueprint, a model, a specification, a report, a manuscript, a document, a manual, a photograph, a database, a computer program, a design for an apparatus or process or system, working notes, a plan, or a model. "Contractor Background Data" means any Data that was created by or for Contractors prior to the making of or during the performance of this Contract that is directly related to the Work. "Company Background Data" means any Data that was created by the Company prior to making this Contract. Collectively, Contractor Background Data and Company Background Data are referred to as "Confidential Information."

12.02 Tangible Personal Property. "Work Product" means all personal property that is embodied in any tangible form and that is created by the Contractor in performance of the Work. Work Product may be in the form of a work of authorship, a process diagram, a drawing, a blueprint, a model, a specification, a report, a manuscript, a document, a manual, a photograph, a database, a computer program, a design for an apparatus or process or system, working notes, a plan, or a model. Contractor owns all right, title, and interest in and to Work Product including but not limited to ownership of any Contractor Background Data that may be embedded in the Work Product.

12.03 Intangible Personal Property. "Intellectual Property Rights" ("IPR" or "IP Rights") means copyrights, patents, trade secrets, and other intellectual property rights. "Underlying Contractor IP Rights" means IP Rights that are owned by or licensed to Contractor, and that cover Contractor Background Data embedded in the Work Product or in the Work (or any part thereof), or in both the Work and Work Product. Unless otherwise agreed upon in writing, all IP Rights in and covering the Work, the Work Product, or the Work and the Work Product and created by Contractor hereunder vest solely with that Contractor, however the Company retains all rights nonexclusive rights to use IP Rights, as necessary in all aspects of performing the Work. Any IP Rights that have been created during the work process hereunder vest solely with the party creating those IP Rights, unless otherwise agreed upon by the Parties.

12.04 Copyrights. Any Underlying Contractor IP Rights, all Work and all Work Product in the form of original works of authorship which are fixed in any tangible form and created by or on behalf of Contractor hereunder (hereinafter collectively referred to as "Creative Materials") are the sole and exclusive property of the Contractors with a nonexclusive Rights to use granted to the Company.

ARTICLE 13: LIABILITY FOR ERRORS

13.01 If an error or omission in a Contractor's Work is discovered and brought to the attention of either of the Contractors in writing during the performance of Work or within one (1) year after completion of Work or from completion of the discrete segment which includes the affected Work, the reasonable Contractor shall, at its sole cost and expense, re-perform the affected Work to correct the errors or omissions. Contractors warranty is strictly limited to such re-performance of the affected Work and Contractor shall have no other liability either express or implied to Company resulting from errors and/or omissions in the Work, whether caused by negligence, strict liability, or other cause. The Parties agree that, excepting the foregoing, the Contractor(s) shall only be liable to the Company for damages arising out of the Contractor's gross negligence or wilful misconduct. The Parties further agree that under no circumstances shall Contractor(s) be liable to Company for any consequential damages, including, without limitation, any lost profits or lost business opportunities."

ARTICLE 14: INSURANCE

14.01 Contractor shall at all times during the term of this Contract maintain, at its sole cost, the following insurance coverage:

14.01.01 Workers' Compensation Insurance which complies with all applicable laws wherever the Work is performed (including Longshoremen's and Harbor Workers' Compensation Act coverage, if applicable) and wherever Contractor's contracts of employment are entered into;

14.01.02 Commercial General Liability Insurance, including contractual liability coverage, with minimum limits of Two Million U.S. Dollars (US$2,000,000) per occurrence;

14.01.04 Automobile Liability Insurance covering all Contractor's vehicles used in the Work with a minimum combined single limit of not less than Three-Hundred Thousand U.S. Dollars (US$300,000) per occurrence for bodily injury and property damage.

14.02 Except for the insurance set forth in Section 18.01.01, all policies shall name the Company as an additional insured.

ARTICLE 15: REMEDIES

15.01 Except as may be otherwise expressly provided in this Contract, no party shall be liable to another in any action or claim for consequential, indirect, and/or special damages, loss of profits, loss of production, or loss of use except to the extent such consequential, indirect, and/or special damages, loss of profits, loss of production, or loss of use are part of a Third Party claim for which a party is seeking contribution or indemnification pursuant to this Contract. The protections against such liability afforded the parties by this Contract apply not only to the party, but to all remaining indemnified entities and persons of each party under the Company Group with respect to Company and the Contractor Group with respect to Contractor as set forth in Article 17 hereof, and shall be applicable in any action whether based on contract, negligence either sole or concurrent, and strict liability or other tort, statute, or otherwise and to the extent permitted by law, any statutory remedies which are inconsistent with the provisions of this Contract are waived.

ARTICLE 16: NOTICES

16.01 All notices hereunder shall be in writing and shall be delivered by hand, registered mail, or facsimile to the following address:

Company:

Can-Am Ethanol One, Inc.
5498 – 267 St., Suite 102
Langley, B.C. Canada V4W 3S8
Attention: Mr. William R. Mitchell
Phone: 1-604-626-4399
Fax: 1-604-626-4393

Contractors:

A. MEMS USA, Inc.
5701 Lindero Canyon Boulevard Building 2-100
Westlake Village, CA 91362
Attention:Mr. Michael Marcelli
Phone:818-735 4750
Fax: 818-735-4753

B. Accelon Energy System, Inc.
5498 – 267 St., Suite 102
Langley, B.C. Canada V4W 3S8
Attention: Mr. Ken Chauncey
Phone: 1-604-626-4399
Fax: 1-604-626-4393

16.02 Notices delivered personally shall be effective when delivered. Notices sent by facsimile shall be effective when sent. Notices sent by registered mail shall be effective when received.

ARTICLE 17: ASSIGNMENTS

17.01 Contractors may assign, transfer, or subcontract any part of this Contract to third parties without the prior written approval of Company. If Contractor shall cause any part of the Work hereunder to be performed by a subcontractor, Contractor shall remain liable for all of its obligations hereunder, and in addition shall require in its subcontracts that, with respect to the Work to be performed, the subcontractor agrees to extend to Company all rights and privileges which are given by Contractor to Company in this Contract. Under no circumstances shall subcontractor, or its agents, servants, or employees be considered employees of Company.

ARTICLE 18: ENTIRE CONTRACT

18.01 This Contract together with the Exhibits attached hereto contains the entire agreement between the parties and supersedes any oral or written communications heretofore made between the parties relating to this Contract. In the event of a conflict between a provision contained in the body of this Contract, Articles 1 through 27, and any provision contained in the Exhibits attached hereto, the provision set out in the body hereof shall control.

ARTICLE 19: WAIVER OF RIGHTS

19.01 None of the requirements of this Contract shall be considered waived by any Party unless the same is done in writing. Further, failure by any Party to enforce any rights shall not waive those, or other, rights hereunder.

ARTICLE 20: RESOLUTION OF DISPUTES

20.01 RESOLUTION OF DISPUTES: THE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND EFFECT OF THIS CONTRACT, EXCLUDING ANY CHOICE OF THE LAW RULES WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. ANY DISPUTE ARISING IN CONNECTION WITH THIS CONTRACT SHALL BE FINALLY SETTLED BY ARBITRATION. THE RULES OF ARBITRATION TO BE EMPLOYED AND THE PLACE OF ARBITRATION ARE, RESPECTIVELY, AMERICAN ARBITRATION ASSOCIATION, LOS ANGELES, CALIFORNIA.

ARTICLE 21: COMPLIANCE WITH LAWS

21.01 Contractor(s) shall conduct their operations in accordance with the relevant laws, regulations, decrees, and/or official government orders of the country having jurisdiction over the location where Work is performed, including without limitation, those pertaining to health, safety, and environmental protection, provided that nothing in this Contract is intended or should be construed to require Contractor(s) to act or fail to act if such action or inaction would be inconsistent with or penalized by the laws and regulations of either the United States of America, or Canada.

21.02 Contractor(s) shall not pay any fee, commission, rebate, or other value to or for the benefit of any official or functionary of the government having jurisdiction over the location where Work is performed if such payment would be inconsistent with or penalized by the laws and regulations of the United States or Canada.

21.03 For purposes hereof, Contractor(s) shall include all permanent, full-time entities and persons of the Contractor Group.

ARTICLE 22: LIENS, ATTACHMENTS, AND ENCUMBRANCES

22.01 Each individual Contractor shall be responsible for all its own claims for labor, equipment, supplies, and materials arising out of Work performed hereunder. Contractor(s) shall not

permit liens, attachments, or encumbrances to be imposed by any person, firm, or governmental authority upon Company's property by reason of any claim or demand against Contractor(s) or any of its/their subcontractors. Any such lien, attachment, or other encumbrance, until Contractor(s) shall have secured the release thereof, shall preclude any claims or demand by Contractor(s) for any payment whatsoever under or pursuant to this Contract; and in the event that the same shall not have been removed within fifteen (15) days after written notice by Company, Company may remove the same and withhold the cost of removal, including fees and expenses, from any sums due to the Contractor(s) hereunder. The Contractor(s) shall include within any subcontract or supply agreement between themselves and any subcontractor or supplier an indemnification clause indemnifying the Company against any and all claims that may arise as a result of the subcontract or supply agreement for any of the work outlined in this Contract.

ARTICLE 23: FORCE MAJEURE

23.01 Except as may be specifically otherwise provided in this Contract, no party shall be liable for delays in performance or for nonperformance directly occasioned or caused by Force Majeure. Force Majeure means any event beyond the reasonable control of the party claiming to be affected thereby including without limitation acts of God, storms, war, fire, nation or industry wide strikes, acts of a public enemy, insurrections, riots, or rules or regulations of any governmental authority asserting jurisdiction or control, compliance with which makes continuance of the Work impossible. Should conditions in the location where the Work is performed, in the reasonable opinion of Company, become such that continuance of the Work would be unduly hazardous, Company may suspend the Work and such suspension shall be considered Force Majeure. Inability of either party to secure funds shall not be regarded as Force Majeure. Upon the occurrence of Force Majeure, the party affected shall give immediate notice thereof to the other parties and shall, at its cost and expense, do all things reasonably possible to remove or mitigate its effects.

ARTICLE 24: THIRD PARTY BENEFICIARY

24.01 Aside from subcontractor licensors of process technology, nothing under this Contract shall be construed to give any rights or benefits in the Contract to anyone other than Company and Contractor(s), and all duties and responsibilities undertaken pursuant to this Contract will be for the sole and exclusive benefit of Company and Contractor(s) and not for the benefit of any other party.

ARTICLE 25: SUCCESSORS AND ASSIGNS

25.01 This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

ARTICLE 26: ADDITIONAL EXHIBITS AND ATTACHMENTS

26.01 Contractor(s) shall comply with the provisions of the following Exhibits attached hereto and made a part hereof:

Exhibit "E"– Provisions Regarding Equal Employment Opportunity;
Exhibit "F"– Substance Abuse Policy;
Exhibit "G" – Minimum Health, Safety, and Environmental Requirements; and
Exhibit "H" – Non-Harassment Policy

ARTICLE 27: SURVIVAL

27.01 Termination of the Contract and/or completion of the Work or any parts thereof shall not release the parties from obligations which expressly or by their nature survive or extend beyond the Contract, termination thereof, or completion of the Work.

ARTICLE 28: TERMINATION

28.01. Can-Am Ethanol One, Inc. may, at its election, terminate this Contract if:

28.01.01 Uncured Default. Contractor(s) materially defaults/defaults in the performance of any provision of this Contract and fails to remedy the default within 60 days after receiving written notice from Company specifying the default, or such other reasonable period of time necessary to cure the defect.

28.01.02 Bankruptcy. Contractor(s) becomes/become bankrupt or insolvent and this status is not corrected within 60 days after receiving written notice from Company specifying the required correction for the bankruptcy or insolvency.

18.01.03 Change of Control of Contractor. The control of any Contractor changes to a Party or Parties unacceptable to Can-Am Ethanol One, Inc., for any reason.

28.02 Termination by Contractor. Contractor(s) may, at its/their election, terminate this Contract if:

28.02.01 Failure to Pay. It is understood and agreed that Can-Am Ethanol One, Inc., presently lacks sufficient capital or other resources to pay for the services under this Contract. Contractor(s) is/are also aware that Can-Am Ethanol One has received a "best efforts" funding offer and additional informal indications that the Project will receive funding. In light of these potentials, Contractor(s) has/have agreed that it/they will begin work on the Project pending such funding. If Can-Am Ethanol One is unable to obtain Project funding on or before June 1, 2005, this contract shall expire on its own terms.

If, after initial funding has occurred, or June 1, 2005, whichever shall be later, and prior to project completion, Can-Am Ethanol One, Inc., has used all best

efforts to meet a payment Milestone, or has determined in good-faith that such Milestone shall not be achieved, the Contractor(s), shall give Can-Am Ethanol One, Inc., written notice setting forth the relevant facts and basis upon which any such determination has been made. Upon receipt of such notice, Can-Am Ethanol One, Inc., shall terminate the Contract and, except for the payments due over the following three (3) months, Contractor(s) shall be released from further financial obligations arising thereafter under the Contract.

28.02.02 Uncured Default. If Can-Am Ethanol One, Inc. materially defaults in the performance of any provision of this Contract and fails to remedy the default within 60 days after receiving written notice from Contractor(s), specifying the default, or within such other reasonable period of time required to cure the default

28.03 Method of Termination. Any PARTY desiring to terminate this Contract shall give written notice of such intent to terminate to the other PARTY or PARTIES setting forth the reasons for termination and the circumstances entitling that PARTY to terminate pursuant to Articles 28.01 or 28.02. Such notice shall be delivered to the other PARTY or PARTIES by Certified Mail with return receipt. All retainer payments for the next three months will then be immediately due and payable.

28.04. Effective Date of Termination. The effective date of termination shall be two (2) months from the date of written notice of intent to terminate.

28.05 Effect of Termination. Upon TERMINATION of this entire Contract, neither PARTY shall have any further obligation to the other, except as follows:

28.05.01 Contractor's Obligations. TERMINATION of this Contract shall not excuse Contractor's obligations:

28.05.01.01 to make a written report within 90 days after the date of termination;

28.05.01.02 to maintain records of sales or other dispositions of the licensed technology;

28.05.01.03 to protect the Company's proprietary information;

28.05.01.04 regarding limitation of liability, insurance, indemnity and warranties; and

28.05.01.05 with respect to any cause of action or claim of Company arising out of any breach or default of this Contract by Contractor(s).

28.05.02 Company's Obligations. TERMINATION of this Contract will not excuse the Company's obligations:

28.05.02.01 to protect Contractor's(s') proprietary information; and

28.05.02.02 to any cause of action or claim of Contractor(s) arising out of any breach or default of this Contract by Can-Am Ethanol One, Inc.

28.05.01.03 to pay any royalties and/or minimum annual royalties accrued on all licensed technology pursuant to this Contract.

ARTICLE 29: TERMINATION DISPUTES

29.01 Disputes: Any dispute arising from a Termination shall be dealt with in the same manner as a dispute between the Parties as outlined in Article 20.

ARTICLE 30: AMENDMENT

30.01 Amendment. This Contract or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

ARTICLE 31: HEADINGS

31.01 Headings. The descriptive headings of the various Sections or parts of this Contract are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

ARTICLE 32: COUNTERPARTS

32.01 Counterparts. This Contract may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. A facsimile signature of a Party may be used as though it is an original.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written in Article 3.

CAN-AM ETHANOL ONE, INC. - *COMPANY*

By: ______________________

William R. Mitchell
Printed Name

Title: Managing Director

MEMS USA, INC. - *CONTRACTOR*

By: ______________________

James A. Latty
Printed Name

Title: President

ACCELON ENERGY SYSTEM, INC. - CONTRACTOR

By: ______________________

William R. Mitchell
Printed Name

Title: President & CEO

EXHIBIT "A"

SCOPE OF WORK

MEMS USA, Inc. shall be responsible for the engineering, design, and commissioning of the process technologies for a bio-mass to ethanol production facility capable of converting approximately 800 dry tons of wood waste per day to ethanol, below is an outline of the list of work to be performed by MEMS under this contract and it shall include but not be limited to:

- providing the Company with engineering and business assessments of existing biomass to ethanol technologies;
- selection of the optimal process technologies, equipment, contractors, sub-contractors, and operating procedures for the biomass to ethanol plant;
- designing, engineering, and commissioning of the processing components required by the biomass-to-ethanol plant;
- management of all of the supply and manufacturing contracts and subcontracts for the supply and manufacturing of all of the required processing components for the facility;
- oversee a quality assurance program for the manufacturing and fabrication of all of the required components in the process;
- post construction plant operations analyses and process/equipment design improvements.

Accelon Energy System, Inc. shall be responsible for the construction management, land procurement, permitting, local zoning, development of a long term supply of biomass materials, design and selection of the material handling equipment, and the initial operations of the facility. Below is an outline list of the work to be performed by Accelon under this contract and it shall include but not be limited to:

- provide the Company with the overall Business Plan for the Biomass to Ethanol Facility;
- develop ethanol distribution and sales;
- develop long term biomass supply contracts for the Company, the supply contracts targeting 800 tons of bone dry raw material daily;
- develop all Local, Provincial, and Federal Government relationships including but not limited to, all financial incentives programs for the production of ethanol, operation of a new industrial business, training employees, etc.;
- identify and develop the procurement of the ethanol facility site;
- acquire all of the necessary environmental, building, zoning, and any other permits that may be required to construct and operate a biomass-to-ethanol facility on the site;
- design and selection of all of the raw material handling equipment and initial processing equipment (sizing and drying equipment) required by the Company;
- engineer and design all of the site, civil and structure components for the facility;
- coordinate all of the interfaces between the site civil design and the process design;
- manage the construction and the on-site work necessary for the complete installation of all of the required component for the facility, and be the Company's on site representative;
- develop all of the utility requirements for the facility and manage the installation of all of the required utilities for the facility, including: rail, paved roads, electricity, water, sewage and natural gas;
- oversee the quality assurance program on site during the construction activities for the facility;
- handle all local, provincial, and federal regulatory agencies prior to, during and after the construction of the facility.

EXHIBIT "B"

CONSULTING CONTRACT
AMONG
CAN-AM ETHANOL ONE, INC.
ACCELON ENERGY SYSTEM, INC.
AND
MEMS USA, INC.
DATED MARCH 1, 2005

CHANGE ORDER NUMBER ____________

1. DESCRIPTION OF CHANGE OF WORK

(A summary of the Work clarification, modification, expansion or reduction will be written, and attachments, if any, will be listed.)

2. ESTIMATED COST

(Either the statement "pursuant to Exhibit "D" of the Contract" or any changes thereto will be written.)

3. ESTIMATED COMPLETION DATE

(Any change to the Completion Date stated in Article 2 of the Contract will be written.)

COMPANY APPROVAL	*DATE*	*CONTRACTOR ACCEPTANCE*	*DATE*

EXHIBIT "D"

COMPENSATION

Contractor/s full compensation for performing the Work outlined within this contract shall be in compliance with all the terms and conditions of the following Schedule of Reimbursement:

1.0 COMPENSATION

1. PRE-PAID MONTHLY RETAINER
   - 1.1. At the first of each month the Company shall pay MEMS USA and Accelon Energy System an agreed upon retainer. The sole purpose of this retainer is to enable each contractor to dedicate its priority in the even no work can be completed during that month's period of time. The lack of ability to work must be out of the control (Force Majeure) of the Contractor. If work can be completed during any month's period of time then the amount for completed work shall be deducted from the retainer. If the total amount of the work completed exceeds the amount of the retainer then the Contractor shall be paid the total value of the work completed. If the work does not exceed the value of the retainer then the Contractor shall retain the full amount of the retainer.
     - 1.1.1. MEMS USA: retainer = $ 100,000 per month
     - 1.1.2. Accelon Energy System: retainer = $ 60,000 per month

2. WORK COST
   - 2.1. Each Contractor shall charge the Company for the work completed during a period of time. The period shall be defined as the beginning of each month to the last day of each month. This shall be known as the billing period. Example (April 1 through April 30, 2005) April 2005.
   - 2.2. Each Contractor shall present an invoice no later then the 15th of the following month in which the work was completed. The invoice shall be in the form shown below.
   - 2.3. The billing shall be in the following manner:
     - 2.3.1. Inflation Adjusted Contractor's Labor: shall be billed at the agreed upon rates outlined below plus a 5 % charge for overhead (processing fee) and a 10% fee.
     - 2.3.2. Contractor's Material: shall be billed at the actual cost to the Contractor (third party invoice attached) plus a 5% charge for overhead (processing fee) and a 5% fee.
     - 2.3.3. Contractor's Subcontract: shall be billed at the actual cost to the contractor (third party invoice attached) plus a 5% charge for overhead (processing fee)
     - 2.3.4. Contractor's Supply Contract shall be billed at the actual cost to the contractor (third party invoice attached) plus a 5% charge for overhead (processing fee)
     - 2.3.5. Contractor's Miscellaneous: shall be billed at the actual cost to the contractor (third party invoice) plus a 5% charge for overhead (processing fee).

Attachment "A" Agreed Billing Rates for Classification of Employees
Attachment "B" Example of Pre-Paid Retainer Invoice
Attachment "C" Example of Work Labor minus Retainer Invoice

Attachment "D" Example of Supplier, Subcontractor Invoice
Attachment "E" Example of Miscellaneous Invoice

EXHIBIT "E"

PROVISIONS REGARDING EQUAL EMPLOYMENT OPPORTUNITY

I. During the performance of this contract, for amounts exceeding $10,000, unless exempt, Contractor agrees to comply with the following provisions:

Contractor agrees that the contract clause set forth in 41 CFR Section 60-1.4 (a) is herein incorporated by reference.

Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under its control, where Segregated Facilities are maintained. Contractor is aware of and understands that any breach of the foregoing is a violation of the Equal Opportunity Clause of Executive Order 11246. As used in this certification, the term "Segregated Facilities" means any waiting rooms, work areas, restrooms and washrooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin because of habit, local custom or otherwise. Contractor further agrees that (except where it has obtained identical certification from proposed subcontractors for specific time periods) it will obtain identical certification from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, and that it will retain such certifications in its files; and that he will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods): NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Non-segregated Facilities as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.)

Contractor agrees that the contract clause set forth in 41 CFR Section 60-250.4 is herein incorporated by reference.

II. During performance of this contract, for amounts exceeding $2,500, unless exempt, Contractor agrees that the contract clause set forth in 41 CFR Section 60-741.4 is herein incorporated by reference.

III. During the performance of this contract, for amounts exceeding $50,000, unless exempt, Contractor agrees to comply with the following provisions:

The Contractor agrees to file with the appropriate federal agency a complete and accurate report on Standard Form 100 (EEO-1) within 30 days after the signing of this contract or the award of any such purchase order, as the case may be, (unless such a report had been filed in the last 12 months), and agrees to continue to file such reports annually, on or before March 31st, or any extended filing date.

The Contractor agrees to develop and maintain a current written affirmative action compliance program for each of its establishments in accordance with the regulations of the Secretary of Labor promulgated under Executive Order 11246, as amended.

IV. During the performance of this contract, for amounts exceeding $5,000, unless exempt, Contractor agrees to comply with the following provisions:

It is the policy of the United States Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of United States Government contracts.

The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprise" means a business, at least 50 percent of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish-speaking American persons, American-Orientals, American-Indians, American-Eskimos, and American-Aleuts. The Contractor may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

V. During performance of this contract, for amounts exceeding $500,000, unless exempt, Contractor agrees to comply with the following provisions:

Contractor agrees to establish and conduct a program which will enable minority business enterprises, as defined in paragraph (d) below, to be considered fairly as subcontractors and suppliers under this contract. In this connection, contractor shall:

(a) Designate a liaison officer who will administer the seller's minority business enterprises program.

(b) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

(c) Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications and delivery schedules so as to facilitate participation of minority business enterprises.

(d) Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list and (iii) specific efforts to identify and award contracts to minority business enterprises.

(e) Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

(f) Cooperate with the Contracting Officer in any studies and surveys of the seller's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

(g) Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in sub-paragraph (d), above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

The Contractor further agrees to insert, in any subcontract hereunder which may exceed $500,000, provisions which shall conform substantially to the language of this clause, including paragraph (g) above, and to notify the Contracting Officer of the names of such subcontractors.

EXHIBIT "F" SUBSTANCE ABUSE POLICY

Company has a strong commitment to provide a safe work place for its employees and other persons working or visiting on its premises. In order to assist in maintaining a safe working environment and to protect Company property, this Policy concerning substance abuse is established.

Contractors, subcontractors, and vendors who perform labor or services on Company premises or on whose premises Company employees spend substantial time, hereinafter referred to as Contractors, must have and administer a formal substance abuse interdiction policy. Policies for Contractors and subcontractors must include substance testing of Contractor's employees entering Company premises.

The failure of a contractor to comply with the provisions of this policy constitutes cause for cancellation of Contract.

SECTION I – POLICY STATEMENT

The use, possession, concealment, transportation, promotion, or sale of the following substances is strictly prohibited on Company premises, including all property owned, operated, leased by, or under the control of Company. Any contractor's employee in violation of this policy is prohibited from Company premises.

- Prohibited substances are defined as: (a) any alcoholic beverage, the use of which is not authorized by the Company, (b) any substance that an individual may not sell, possess, use, or distribute under the laws of the state in which the individual is employed or is working, and (c) any otherwise legal but illicitly-used substances.

- "Otherwise legal but illicitly-used substances" include (a) prescription drugs obtained without proper medical authorization, and (b) prescribed drugs, over-the-counter drugs, and other substances not being used for their intended purposes or at intended dosage.

- Drug paraphernalia and similar items used for substance abuse are likewise prohibited from Company premises.

Contractors shall submit a copy of their policy and program to Company employee designated to administer contracts or to a party as otherwise designated by Company. Such policy must provide for substance testing of employees and must meet the minimum standards as set forth in Section II below. Company reserves the right to withhold solicitation of bids or to deny entry to Company premises of any contractor, subcontractor, or vendor who fails to present a written policy that meets Company's minimum standards, or who fails to administer an acceptable policy.

A violation of this policy will subject the offending contractor's employee to denial of entry to Company premises and projects. Reinstatement of the access privilege may be made after one year upon request of the employing contractor. Such requests will be evaluated on the merits of each case. A request will be granted only upon receipt of evidence that the employee has

successfully passed a substance screen within thirty (30) days of the request and has successfully completed an assessment by a Substance Abuse Professional ("SAP") and has complied with all recommended treatment or rehabilitation prescribed by the SAP.

SECTION II – TESTING

A. DEFINITIONS

For the purpose of this policy:

1. "Substance testing" means the analysis of urine, saliva, or breath; however, at times circumstances may warrant additional testing methods.

2. "Chain of custody" means the combination of procedures and documentation which provides a faithful and accurate written record of the custody of a biological specimen from time of initial collection of a specimen to final laboratory analysis.

3. "Negative test result" means a laboratory conclusion that the presence of a substance was not detected in a specimen at or above the screening and confirmation levels utilized.

4. "Screened positive result" means that an EMIT analysis has revealed one or more substances present at or above screening cut-off level.

5. "Presumptive positive result" means a laboratory conclusion that a specimen was found to contain the presence of a substance based on one or more analytical procedures which did include gas chromatography/mass spectrometry (GC/MS).

6. "Confirmed positive result" means a laboratory presumptive positive result that has been confirmed as a positive substance test by a Medical Review officer(MRO)

B. LABORATORY AND SAMPLING STANDARDS

1. Testing for the following substances, at the indicated screening and confirmation cutoffs, are recommended:

Drug	EMIT Screen	GC/MS Confirmation Levels
Amphetamines	1000 ng	500 ng
Marijuana	50 ng	15 ng
Cocaine	300 ng	150 ng
Opiates	2000 ng	2000 ng
PCP	25 ng	25 ng
Alcohol	.02 BAC	.02 BAC

Contractors subject to DOT testing should abide by appropriate levels.

2. The specimens of applicants and current employees <u>will</u> be tested using an enzyme immunoassay (such as EMIT) and/or a radioimmunoassay (approved on-site testing is permissible). In this testing scheme, a positive finding is called a screened positive. <u>All</u> screened positives will be further tested using GC/MS. In this testing scheme, a positive finding is called a presumptive positive. All presumptive positives will undergo MRO review.

3. Alcohol screening testing may include utilization of either breath or saliva testing. Tests which are screened positive will undergo confirmation via the use of an evidential-quality breathalyzer for confirmation of positive alcohol test results. MRO review is not required for positive alcohol test results.

C. CONFIDENTIALITY

When a contractor, subcontractor, or vendor conducts drug testing of its employees for the purpose of establishing eligibility to enter Company premises, such substance testing results which are positive will not be individually disclosed to Company. Company will require, however, that contractors, subcontractors, and vendors certify that each employee assigned to work on Company premises has passed a substance test that meets the standards of this policy. Contractors must maintain records of drug substance which are subject to audit by Company (see Sections IV and VI).

The results of substance tests performed for reasonable suspicion or accident/incident investigations as outlined below must be disclosed to local Company management upon request.

D. TESTING

1. Contractors will conduct substance testing in these situations:

   a. before a contractor's employee may enter Company premises for the first time.

   b. at least annually for continuously employed workers.

   c. upon reasonable suspicion by the contractor or Company that a contractor employee on Company premises is under the influence of or has consumed any substance or item prohibited by this policy.[1]

   d. when designated by Company management, immediately following any incident which results in a recordable bodily injury as defined by OSHA, or damage to Company or contractor-owned property. Additionally, any substance testing, following an incident requiring DOT substance testing as regulated and described by DOT (FHA, RSPA, USCG), must be strictly adhered to. (Note: Substance testing may also be required by the contractor or Company following a near-miss incident. A near-miss incident is any incident which, if it had proceeded to a reasonably possible and more serious level of

[1] *In many contracts Company reserves the right to remove a contractor's employee for any reason. In no way does this policy detract from that right.*

development, would have had the potential for personnel injuries, property damage, or serious liability claims).

2. Contractors will assume all costs associated with testing.

3. The refusal of a contractor's employee to sign a consent form or submit to any testing will result in revocation of the person's access privileges.

E. EXCEPTIONS

The following exceptions may be granted at the discretion of Company management:

1. Contractors and contractors' employees who are contracted or hired on short notice may be permitted to begin work on-site pending receipt of the results of pre-access substance testing. This permission will not extend beyond seven (7) calendar days from the first date after work starts by contractor.

   Any person working under this provision must be removed from the work site immediately upon receipt of a positive test result, or at the end of seven (7) calendar days if test results have not been reported.

   This provision is to allow work to begin on emergency or short notice situations only. Testing must be done as soon as reasonably feasible, and results must be available within the seven (7) calendar days allotted. This provision covers only employees needed for initial staffing and does not extend to those hired with sufficient time for pre-access testing (2-3 days after job begins).

2. Contractors or vendors whose need for site access poses a minimal safety risk may be exempted from pre-access substance testing by authorized Company management.

F. VALIDITY PERIOD

A pre-access substance test must have been administered within ninety (90) days immediately preceding access. This requirement may be waived by local authorized Company management for persons who are regaining access after an absence of not more than ninety (90) days.

Company will recognize a substance test conducted of an employee while that employee worked for a different employer provided that (1) the test is conducted within the 90-day period required by this policy, and (2) the laboratory and sampling procedures meet the standards set forth in this policy. Company prefers that the testing requirements be verified by an independent agency such as the Contractor's Safety Council.

A continuously employed contract worker must be substance tested at least once every twelve (12) months with no more than six (6) hours' notice prior to testing. Any of the various situations that require testing (pre-access, accident, etc.) will satisfy this requirement.

SECTION III – SEARCHES AND INSPECTIONS

Company reserves the right at all times on its premises to conduct unannounced substance screens, searches, and inspections of contractors, contractors' employees, vendors, and other persons, including their effects, lockers, baggage, desks, tool boxes, clothing, and vehicles. The purpose of such screens, searches, and inspections is to ensure compliance with this policy.

Any controlled substances or items prohibited by this policy, or any materials that are illegal to possess, will be retained by Company and may be destroyed or turned over to the appropriate law enforcement agency.

The refusal of a contractor's employee to submit to a search or inspection will result in the revocation of the person's access privileges.

SECTION IV – COMPLIANCE AUDITS

Company reserves the right to periodically audit a contractor's records to verify compliance with this policy. Such verification will include, but not be limited to:

1. examination of the contractor's substance abuse policy and its implementing directives and procedures;
2. a determination that substance testing is being conducted in those situations which require it and that the testing meets the standards of this policy;
3. examination of chain of custody procedures which ensure integrity of collected specimens; or
4. evaluation of laboratory services.

Audit results will be treated as confidential so as to protect the privacy of tested persons.

SECTION V – SUBCONTRACTS

In all cases where a contractor is permitted to employ a subcontractor, the contractor is responsible for insuring that the subcontractor and subcontractor's employees are in compliance with this policy. Contracts between contractors and subcontractors must stipulate that Company reserves the right to audit subcontractor's substance programs.

SECTION VI – CONSENT FORMS

The contractor must obtain a signed consent demonstrating each employee's Contract to release to contractor and Company the results of any substance testing performed.

Company will look at substance test results only during occasional compliance audits as described in Section IV, or when testing is required by Company as described in Section II.

SECTION VII – NOTICE

The contractor must ensure that each of its employees and subcontractor employees is informed of the provisions of this policy and of the contractor's substance abuse policy. Notice will include the consequences of failure to comply, and notice will be made prior to entering Company premises.

SECTION VIII – CONCLUSION

Consideration for work on Company premises will be conditioned upon contractor's implementation of a policy that, in Company's sole judgment, conforms to the minimum standards expressed in this policy. Program development and implementation are the responsibility of the contractor.

The central goal of this policy is to provide a safe and efficient working environment for all persons on Company premises. Cooperation is vitally important to the achievement of this important goal.

EXHIBIT "G"

MINIMUM HEALTH, SAFETY, AND ENVIRONMENTAL REQUIREMENTS

The following minimum Health, Safety, and Environmental ("HSE") requirements shall apply with respect to work performed by Contractor under this Contract. Contractor shall take any additional precautions necessary to prevent injury or death to persons or damage to property and/or the environment.

1. Contractor shall comply with applicable health, safety, and environmental regulations of agencies having jurisdiction at locations where work is performed for Company. Contractor shall ensure that its subcontractors comply with said regulations.

2. Unless prior express contractual arrangements are made with Company, Contractor shall provide all personnel furnished by or on behalf of Contractor ("Contractor's Personnel") with appropriate functional safety equipment and ensure that such equipment is used.

3. Unless prior express contractual arrangements are made with Company or statutory requirements dictate otherwise, Contractor's Personnel shall be trained in the appropriate health, safety, and environmental codes and regulations as required by all governmental or regulatory agencies having jurisdiction at the work site.

4. Contractor shall notify the appropriate Company representative or designee of accident(s) resulting in reportable injuries, damage to Company or third party's property, or incident(s) with probable infractions of environmental protection laws, rules, or regulations. Contractor shall furnish copies of regulatory, administrative, or statutory reports concerning environmental infractions, or an accident, incident or occupational illness to the Company representative.

5. Contractor shall inform Company of inspection(s) conducted or to be conducted by regulatory agencies and the results of said inspection(s) when working on a Company location.

6. Contractor will be evaluated on its health, safety, and environmental performance. The assessment of a contractor's performance may include an evaluation of its health, safety, and environmental record-keeping and, if applicable, prior work experience with Company. This evaluation will be used as criteria in the selection of contractors for future Company projects.

7. As directed by Company representative, Contractor shall hold regular safety meetings with its staff regarding Company's minimum HSE requirements. After each meeting, Contractor shall document the subject of the meeting including a list of attendees and forward this information to Company representative.

8. Contractor shall coordinate with Company's representative and attend building orientation meetings as appropriate when working at Company's facilities.

Nothing contained herein shall be interpreted to enlarge the legal duty of Company to Contractor, its agents, employees, or subcontractors. HSE policy will be administered by each operating location through its line management.

EXHIBIT "H"

NON-HARASSMENT POLICY

Company has a strong commitment to provide a working environment for all employees that is free from discrimination and harassment of any kind. Consistent with this objective, a corporate Non-Harassment Policy has been established. It is against Company policy for any person, whether an employee or non-employee, on Company's premises to harass any other person on the basis of race, color, religion, gender, national origin, disability, age, or any other protected status.

Employees at all levels of Company have the responsibility to avoid any act or actions, implied or explicit, that may suggest harassment in any form.

Sexual harassment by employees or non-employees is an example of one type of harassment that is prohibited. Sexual harassment is defined as unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature when:

(a) submission to such conduct is made, either explicitly or implicitly, a term or condition of an individual's employment;

(b) submission to or rejection of such conduct by an individual is used as a basis for employment decisions affecting such individual; or

(c) such conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile, or offensive working environment.

Harassment on the basis of any other protected characteristic also is prohibited. Harassment is defined as verbal or physical conduct that denigrates or shows hostility toward an individual because of his or her race, color, sex, religion, national origin, age, disability, or any other characteristic protected by law if the harassment creates an intimidating, hostile, or offensive work environment, if it unreasonably interferes with an individual's work performance, or if it adversely affects an individual's employment.

Company is committed to a work environment free of harassment and will strictly enforce these guidelines. Harassing conduct will result in appropriate disciplinary action up to and including discharge. Any employee who believes that harassment has occurred should immediately notify his or her supervisor, department head, or the human resources manager. Any supervisor or manager who receives a complaint alleging harassment must report the incident to human resources.

A prompt investigation of the alleged incident will be conducted and appropriate corrective action will be taken, if warranted. To the extent consistent with adequate investigation and appropriate corrective action, any complaints of harassment will be treated as confidential.

Company will not in any way retaliate against an employee who, in good faith, makes a complaint of harassment or participates in the investigation of such a complaint. Retaliation against any individual for good faith reporting a claim of harassment or cooperation in the investigation will not be tolerated and will itself result in appropriate discipline. Company will take appropriate steps to enforce this policy.

ATTACHMENT "A" Agreed Dilling Rates for Classification of Employees
(Subject to Adjustment for Inflation)

PROFESSIONAL EMPLOYEE	PAYROLL COST DIRECT HOURLY RATES US DOLLARS	GENERAL & ADMINISTRATIVE ADD ON PERCENT	TOTAL BILLABLE RATE PER HOUR US DOLLAR
I. Project Directors			
MEMS USA	110.00	100	220.00
Accelon Energy System	110.00	100	220.00
MENS' Project Manager	110.00	100	220.00
Accelon's Project Manager	110.00	100	220.00
MENS' Office Administrator	30.00	100	60.00
Accelon Office Manage	30.00	100	60.00
II. Engineering			
Project Engineer	60.00	100	120.00
Design Engineer	50.00	100	100.00
Stress Analyst and FEA/CFD Engineer	60.00	100	120.00
Senior Engineering Technician	30.00	100	60.00
Engineering Technician	20.00	100	40.00
III. Process Design			
Senior Process Engineer	75.00	100	150.00
Senior Instrumentation and Control Systems Engineer	80.00	100	160.00
VI. Drafting			
Senior Designer	60.00	100	120.00
Designer	30.00	100	60.00
Design/Drafter	25.00	100	50.00
VII. Purchasing			
Project Purchasing Manager	45.00	100	90.00
Senior Purchasing	40.00	100	80.00
Buyer/Expediter	30.00	100	60.00
VIII. Construction			

Contract No.CA-05-020705

Project Manager	80.00	100	**160.00**
Assistance Project Manager	70.00	100	**140.00**
Project Engineer	60.00	100	**120.00**
Office Engineer	50.00	100	**100.00**
Office Manager	30.00	100	**60.00**
Inspection Supervisor	50.00	100	**100.00**
Inspector	30.00	100	**60.00**

ATTACHMENT "B" Examples of Retainer Invoices

MEMS USA

Invoice No. 123April

INVOICE

Customer		Misc	
Name	CAN-AM Ethanol One	Date	3/15/2005
Address		Order No.	CA-05-020705
City	State ZIP	Rep	R. York
Phone		FOB	California

Qty	Description	Unit Price	TOTAL
1	Retainer for April	$ 100,000	$ 100,000.00
		SubTotal	$ 100,000.00
		Overhead 5.00%	$ -
		Profit 10.00%	$ -
		TOTAL	$ 100,000.00

Payment: Select One...

Comments: This is a sample invoice for April for the Retainer for April

Name: CAN-AM Ethanol One, Inc.

Office Use Only

Invoice No. 321

ACCELON ENERGY SYSTEM INC.

INVOICE

Customer		Misc	
Name	CAN-AM Ethanol Once	Date	3/15/2005
Address		Order No.	CA-05-020705
City	State ZIP	Rep	K. Chauncey
Phone		FOB	Langley, BC

Qty	Description	Unit Price	TOTAL
1	**Retainer for April**	$ 60,000	$ 60,000.00
		SubTotal	$ 60,000.00
		Shipping	
	Overhead		
	Profit		
		TOTAL	$ 60,000.00

Payment Select One...

Comments This is a sample Invoice for April
Name for the Retainer for April
CAN-AM Ethanol One, Inc.

Office Use Only

ATTACHMENT "C" Examples of Work Labor minus Retainer Invoices
(Subject to Adjustment for Inflation)

MEMS USA

Invoice No. 123

INVOICE

Customer		Misc	
Name	CAN-AM Ethanol One	Date	April, 2005
Address		Order No.	CA-05-020705
City	State ZIP	Rep	R. York
Phone		FOB	California

Qty	Description	Unit Price	TOTAL
1	Retainer for April	$ (100,000)	$ (100,000.00)
	I. Project Directors		
252	MEMS USA: J. Latty & L. Weisdorn	$ 220.00	$ 55,440.00
126	MEMS' Project Manager: D. Moscantolo	$ 220.00	$ 27,720.00
101	MEMS' Office Administrator: M. Montesanto	$ 60.00	$ 6,060.00
	II. Engineering		
134	Project Engineer: F. Sandoval	$ 120.00	$ 16,080.00
101	Design Engineer: P. Brotea	$ 100.00	$ 10,100.00
	Stress Analyst and FEA/CFD Engineer		
	Senior Engineering Technician		
67	Engineering Technician: J. Krasczyk	$ 40.00	$ 2,680.00
	III. Process Design		
118	Senior Process Engineer: Q. Vu & A. Garabed	$ 150.00	$ 17,700.00
	Senior Instrumentation and Control Systems Engineer		
	VI. Drafting		
	Senior Designer		
8	Designer: Olsan	$ 60.00	$ 480.00
	Design/Drafter		
907		SubTotal	$ 36,260.00

Payment	Select One...	Overhead 5.00%	$ 6,813.00
		Profit 10.00%	$ 14,307.30
Comments	This is a sample invoice for April	TOTAL	$ 57,380.30
Name	for Labor Only		
	CAN-AM Ethanol One, Inc.	Office Use Only	

ACCELON ENERGY SYSTEM INC.

Invoice No. 321

INVOICE

Customer		Misc	
Name	CAN-AM Ethanol One	Date	April, 2005
Address		Order No.	CA-05-020705
City	State ___ ZIP ___	Rep	K. Chauncey
Phone		FOB	Langley

Qty	Description	Unit Price	TOTAL
1	**Retainer for April**		$ (60,000.00)
	I. Project Directors		
121	Accelon Energy System: Ken Chauncey	$ 220.00	$ 26,620.00
145	Accelon's Project Manager: B. Mitchell	$ 220.00	$ 31,900.00
160	Accelon's Office Manager: James Holland	$ 60.00	$ 9,600.00
	VII. Purchasing		
170	Accelon's Senior Purchaser	$ 80.00	$ 13,600.00

	SubTotal	$ 21,720.00
	Shipping	
Overhead	5.00%	$ 4,086.00
Profit	10.00%	$ 6,580.60
	TOTAL	$ 34,386.60

Payment Select One...

Comments: This is a sample invoice for April for Labor Only

Name: CAN-AM Ethanol One, Inc.

Office Use Only

Can Am

MEMS

Contract No.CA-05-020705

Accelon

ATTACHMENT "D" Examples of Supplier, Subcontractor Invoices

MEMS USA

Invoice No. 123 SS

INVOICE

Customer

Name: CAN-AM Ethanol One
Address:
City: State: ZIP
Phone:

Misc

Date: 4/1/2005
Order No.: CA-05-020705
Rep: R. York
FOB: California

Qty	Description	Unit Price	TOTAL
126	Contract Labor	$ 20.00	$ 2,520.00
1	Materials & Outside Processing	$ 900.00	$ 900.00
1	25 % Complete on Subcontract for Control Programming	$75,000.00	$ 75,000.00
		SubTotal	$ 78,420.00
		Overhead 5.00%	$ 3,921.00
		TOTAL	$ 82,341.00

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Comments
Name
CC #
Expires

Office Use Only

ACCELON ENERGY SYSTEM INC.

Invoice
No. 321 ss

INVOICE

Customer	
Name	CAN-AM Ethanol One
Address	
City	State ZIP
Phone	

Misc	
Date	4/1/2005
Order No.	CA-05-020705
Rep	K. Chauncey
FOB	Langley, BC

Qty	Description	Unit Price	TOTAL
60	Attorney for Purchase Contract Decatur Howe	$ 250.00	$ 15,000.00
		SubTotal	$ 15,000.00
		Shipping	
	Overhead	5.00%	$ 750.00
		TOTAL	$ 15,750.00

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Comments Sample Invoice for Supplier & Subcontractors

Name CAN-AM Ethanol One

ATTACHMENT "E" Examples of Miscellaneous Invoices

MEMS USA

Invoice No. 123 Miscell

INVOICE

Customer

Name CAN-AM Ethanol One
Address
City State ZIP
Phone

Misc

Date 4/1/2005
Order No. CA-05-020705
Rep R. York
FOB California

Qty	Description	Unit Price	TOTAL
1	Trip to British Columbia for Danny Moscaritolo	$3,287.25	$ 3,287.25
1	Rental Car for Bill Mitchell in California	$ 284.75	$ 284.75
1	Business Meeting Meal	$ 58.75	$ 58.75
		SubTotal	$ 3,630.75
	Overhead	5.00%	$ 181.54
		TOTAL	$ 3,812.29

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Comments
Name
CC #
Expires

Office Use Only

ACCELON ENERGY SYSTEM INC.

Invoice No. 321 Miscell

INVOICE

Customer			
Name	CAN-AM Ethanol One		
Address			
City		State	ZIP
Phone			

Misc	
Date	4/31/2005
Order No.	CA-05-020705
Rep	K. Chauncey
FOB	Langley, BC

Qty	Description	Unit Price	TOTAL
1	Trip to British Columbia for Bill Mitchell	$1,865.00	$ 1,865.00
1	Rental Car British Columbia Avis	$ 189.50	$ 189.50
4	Business meeting Meals	$ 68.00	$ 272.00
		SubTotal	$ 2,326.50
		Shipping	
	Overhead	5.00%	$ 116.33
		TOTAL	$ 2,442.83

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Comments: Sample Invoice for Miscellanous expenses

Name: Can-Am Ethanol One

RECAP FOR MENS USA during the Month of April

1.	Retainer Invoice	$	100,000.00
2.	Work Labor Invoice	$	57,380.30
3.	Supplier/Subcontractor Invoice	$	82,341.00
4.	Miscellaneous Invoice	$	3,812.29
	Total for April	$	243,533.59